UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Underwriting Agreement

On July 25, 2012, Apollo Commercial Real Estate Finance, Inc. (the “Company) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, ACREFI Management, LLC, the Company’s external manager (the “Manager”), and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives (the “Representatives”) of the several underwriters named in the underwriting agreement (together with the Representatives, the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, an aggregate of 3,000,000 shares of the Company’s 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). In addition, the Company granted to the Underwriters a 30-day option to purchase up to an additional 450,000 shares of the Company’s Series A Preferred Stock.

The public offering, expected to close on August 1, 2012, will generate net proceeds of approximately $72.3 million, after deducting the underwriting discount and estimated transaction expenses. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The preceding description is qualified in its entirety by reference to the underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events

In connection with the issuance of the Series A Preferred Stock, the Company filed a prospectus supplement under Rule 425 of the Securities Act of 1933. The prospectus supplement included certain of the Company’s recent developments, including the information set forth below. Not all of the information contained in the prospectus supplement appears below.

Recent Developments

In June 2012, the Company purchased $70.7 million of commercial mortgage-backed securities (“CMBS”) for which the obligors are certain special purpose entities formed to hold substantially all of the assets of Hilton Worldwide, Inc (the “Hilton CMBS”). The Hilton CMBS’s loan-to-value is estimated to be in the range of 35.0% to 45.0%. The Hilton CMBS have a current interest rate of one-month LIBOR+1.75% which increases to LIBOR +2.30% on November 12, 2012, LIBOR +3.30% on November 12, 2013 and LIBOR +3.80% on November 12, 2014. The Hilton CMBS receives principal repayments according to a schedule which is approximately equivalent to a 16-year amortization schedule and is expected to generate an internal rate of return (“IRR”) of approximately 12.0%. The Company deployed $21.2 million of equity to purchase the Hilton CMBS and the remainder of the acquisition was financed utilizing borrowings under the Company’s master repurchase agreement with Wells Fargo Bank, N.A. (the “Wells Facility”), which was amended to provide up to $100.0 million of additional financing for the Hilton CMBS. The $49.5 million of borrowings under the Wells Facility for the acquisition is coterminous with the Hilton CMBS, assuming full extension of the Hilton CMBS. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Investments” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 for a discussion of how IRR is calculated and “Risk Factors — The Company may not achieve its targeted internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of some of the factors that could adversely impact the returns received by the Company from this investment over time.

For the quarter ended June 30, 2012, the Company received $54.5 million of repayments from CMBS and the repurchase agreement investment secured by CDO bonds, generating $16.0 million of equity for reinvestment.

In June 2012, the Company provided covenant relief for a $40.0 million subordinate loan secured by an equity interest in an entity that owns a ski resort in California. The modification was completed in connection with a modification of both the senior and junior loans in order to provide covenant relief to the borrower under the subordinate loan. In connection with the modification, the Company recognized a $200,000 fee in June 2012 and the borrower has agreed to pay the Company a $400,000 exit fee upon repayment of the subordinate loan. In addition, the interest rate on the subordinate loan was increased by 0.75% to 14.0% until the earlier of (i) the subordinate loan being back in compliance with its original covenants and (ii) April 2014. As of the date of the prospectus supplement relating to the Series A Preferred Stock, the subordinate loan was current on its interest payments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Underwriting Agreement dated July 25, 2012, by and among the Company, the Manager Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters listed on Schedule 1 attached thereto

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock

8.1*	Opinion of Clifford Chance US LLP regarding certain tax matters

12.1*	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30, 2012

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

/s/ Stuart A. Rothstein
Stuart A. Rothstein
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement dated July 25, 2012, by and among the Company, the Manager Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters listed on Schedule 1 attached thereto

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock

8.1*	Opinion of Clifford Chance US LLP regarding certain tax matters

12.1*	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

*	Filed herewith.